Exhibit 10.31

CLNE PLASMAFLOW HOLDINGS, LLC

2023 EQUITY INCENTIVE PLAN

NOTICE OF OPTION GRANT

You have been granted an option to purchase Units of CLNE PlasmaFlow Holdings, LLC (the “Company”), subject to the terms and conditions of this Notice of Option Grant (the “Notice”), the CLNE PlasmaFlow Holdings, LLC 2023 Equity Incentive Plan, as amended from time to time (the “Plan”), and the attached Option Agreement as follows. Unless otherwise defined herein, the terms defined in the Plan, the LLC Agreement and the Option Agreement shall have the same defined meanings in this Notice.

Name of Participant:	[●]

Date of Award:	[●]

Class of Units:	Non-Voting Common

Exercise Price per Unit:	$[●]

Total Number of Units Subject to the Option:	[●]

Total Exercise Price:	$[●]

Type of Option:	Non-Qualified Option

Expiration Date:	[●]

Post-Termination Exercise Period:	[90 days]

Vesting Schedule:

The Options shall vest with respect to [[1/3rd] of the Units subject to the Option on the [one year anniversary of the Vesting Commencement Date], with the remainder vesting [ratably on a monthly basis for [24] months] thereafter.]

If the Vesting Schedule would result in a fractional Option vesting on any vesting date, the number of Options that vest on that vesting date will be rounded down to the nearest whole number of Options and such fractional Option shall remain unvested until one Option can vest and such whole Option shall vest on the next applicable vesting date.

Vesting Commencement Date:	[●]

Except as provided otherwise in Section 6 of the Plan, in the event of termination of the Grantee’s Continuous Service for any reason[ other than due to the Grantee’s death or Total Disability], any portion of the Option that is unvested on the date of such termination shall automatically be forfeited concurrently with the termination of the Grantee’s Continuous Service, except as otherwise determined by the Manager. [If the Grantee’s Continuous Service terminates due to the Grantee’s death or Total Disability, any then unvested portion of the Option shall vest immediately as of the date of termination. For purposes of this Agreement, the term “Total Disability” means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Manager).]

By your signature and the signature of the Company’s representative on the Option Agreement, you and the Company agree that the Option is granted under and governed by the terms and conditions of this Notice and the Plan, the Option Agreement and the LLC Agreement, each of which are attached to and made a part of this document.

THE OPTION GRANTED PURSUANT TO THIS AGREEMENT, AND THE UNITS FOR WHICH SUCH OPTION IS EXERCISABLE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. THE PARTICIPANT HEREBY AGREES THAT ALL UNITS ACQUIRED PURSUANT TO THIS AGREEMENT SHALL BE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE LLC AGREEMENT.

CLNE PLASMAFLOW HOLDINGS, LLC

2023 EQUITY INCENTIVE PLAN:

OPTION AGREEMENT

THIS OPTION AGREEMENT (the “Agreement”) is entered into as of [●], by CLNE PlasmaFlow Holdings, LLC, a Delaware limited liability company (the “Company”), and [●] (the “Participant”).

SECTION 1. GRANT OF OPTION.

The Company hereby grants to the Participant named in the Notice of Option Grant (the “Notice”) an option (the “Option”) to purchase the total number and type of Units subject to the Option (the “Optioned Units”) set forth in the Notice, at the exercise price per Unit set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of the Notice, this Agreement, the Company’s 2023 Equity Incentive Plan, as amended from time to time (the “Plan”), and the LLC Agreement, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan and the LLC Agreement shall have the same defined meanings in this Agreement.

SECTION 2. EXERCISE OF OPTION.

(a)Right to Exercise. The Option shall vest during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Agreement, provided that the Option shall not be exercisable, to the extent vested, until the earlier of a Liquidity Event with respect to such Option or an Incorporation unless otherwise determined by the Manager in its discretion. The Option shall be subject to the provisions of the Notice and the Plan relating to the exercisability or termination of the Option in the event of a Liquidity Event with respect to such Option. The Participant shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Manager. In no event shall the Company issue fractional Units.

(b)Method of Exercise. The Option shall be exercisable by delivery of an exercise notice in a form determined by the Manager from time to time or by such other procedure as specified from time to time by the Manager, which shall state the election to exercise the Option, the whole number of Units in respect of which the Option is being exercised, and such other provisions as may be required by the Manager. The exercise notice shall be delivered in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Manager to the Company accompanied by payment of the Exercise Price and all applicable income and employment taxes required to be withheld.

(c)Taxes. No Units will be delivered to the Participant pursuant to the exercise of the Option until the Participant has made arrangements acceptable to the Manager for the satisfaction of applicable income tax and employment tax withholding obligations and such other tax obligations of the Participant as may be incident to the receipt of Units. Upon exercise of the Option, the Company or the Participant’s employer may offset or withhold (from any amount owed by the Company or the Participant’s employer to the Participant) or collect from the Participant an amount sufficient to satisfy such tax withholding obligations. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the Option, the Participant agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not the Participant is an employee of the Company at that time.

SECTION 3. CONDITIONS TO EXERCISE AND ISSUANCE OF UNITS.

The Participant understands that neither the Option nor the Units exercisable pursuant to the Option have been registered under the Securities Act or any other securities laws and are subject to the LLC Agreement. As a condition to exercise of the Option, the Participant shall make such representations and warranties as are required by Section 8(b) of the Plan and take such other actions as the Manager requests in its reasonable discretion as a condition to the issuance of Units to the Participant and the admission of such Participant as a Member of the Company.

SECTION 4. METHOD OF PAYMENT.

Payment of the Exercise Price shall be made by any of the following, or a combination thereof, at the election of the Participant; provided, however, that such exercise method does not then violate any applicable law: by cash, check or wire transfer.

SECTION 5. RESTRICTIONS ON EXERCISE.

(a)The Option may not be exercised if the issuance of the Units subject to the Option upon such exercise would constitute a violation of any applicable laws. If the exercise of the Option within the applicable time periods set forth in Sections 6, 7 and 8 of this Agreement is prevented by the provisions of this Section 5(a), the Option shall remain exercisable until one (1) month after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the expiration date set forth in the Notice (the “Expiration Date”).

(b)[Notwithstanding any provision herein to the contrary, the Option shall not be exercisable until the earlier of a Liquidity Event with respect to such Option or an Incorporation unless otherwise determined by the Manager in its discretion. In the event the Participant’s Continuous Service is terminated prior to an Incorporation or a Liquidity Event for any reason, including, but not limited to, voluntary resignation, termination without Cause, death or Total Disability, and unless otherwise determined by the Manager, there shall be no Post-Termination Exercise Period and the Option (including the vested portions of the Option) shall terminate concurrently with the termination of the Participant’s Continuous Service.]

SECTION 6. TERMINATION OR CHANGE OF CONTINUOUS SERVICE.

(a)Subject to Section 5, in the event the Participant’s Continuous Service terminates, other than for Cause, the Participant may, but only during the Post-Termination Exercise Period set forth in the Notice, exercise the portion of the Option that was vested at the date of such termination (including any portion of the Option that vests due to the termination) (the “Termination Date”) to the extent such portion is not forfeited in accordance with the terms of the Notice. The Post-Termination Exercise Period shall commence on the Termination Date. In the event of termination of the Participant’s Continuous Service for Cause, the Participant’s right to exercise the Option shall, except as otherwise determined by the Manager, terminate concurrently with the termination of the Participant’s Continuous Service (also the “Termination Date”). In no event, however, shall the Option be exercised later than the Expiration Date set forth in the Notice. In the event of the Participant’s change in status from Employee to Consultant or from Consultant to Employee, the Option shall remain in effect and the Option shall continue to vest in accordance with the Vesting Schedule set forth in the Notice. To the extent that the Option was unvested on the Termination Date, or if the Participant does not exercise the vested portion of the Option within the Post-Termination Exercise Period, the Option shall terminate.

(b)If the Participant commences working on a part-time basis, then the Manager may adjust the Vesting Schedule set forth in the Notice in accordance with the Company’s part-time work policy or the terms of an agreement between the Participant and the Company pertaining to his or her part-time schedule. If the Participant goes on a leave of absence, then the Company may adjust the Vesting Schedule set forth in the Notice in accordance with the Company’s leave of absence policy or the terms of such leave.

SECTION 7. TOTAL DISABILITY OF PARTICIPANT.

Subject to Section 5, in the event the Participant’s Continuous Service terminates as a result of his or her Total Disability, the Participant may, but only within twelve (12) months from the Termination Date and in no event later than the Expiration Date, exercise the portion of the Option that was vested on the Termination Date to the extent such portion is not forfeited in accordance with the terms of the Notice. To the extent that the Option was unvested on the Termination Date (and does not vest due to termination of the Grantee’s Continuous Service), or if the Participant does not exercise the vested portion of the Option within the time specified herein, the Option shall terminate.

SECTION 8. DEATH OF PARTICIPANT.

Subject to Section 5, in the event of the termination of the Participant’s Continuous Service as a result of his or her death, or in the event of the Participant’s death during the Post-Termination Exercise Period or during the twelve (12) month period following the Participant’s termination of Continuous Service as a result of his or her Total Disability, the person who acquired the right to exercise the Option pursuant to Section 9 may, within twelve (12) months following the date of the Participant’s death but in no event later than the Expiration Date, exercise the portion of the Option that was vested on the Termination Date to the extent such portion is not forfeited in accordance with the terms of the Notice. To the extent that the Option was unvested on the date of death (and does not vest due to termination of the Grantee’s death), or if the vested portion of the Option is not exercised within the time specified herein, the Option shall terminate.

SECTION 9. TRANSFERABILITY OF OPTION.

The Option may not be transferred in any manner other than by will or by the laws of descent and distribution; provided, however, that the Option may be transferred during the lifetime of the Participant to the extent and in the manner determined by the Manager in its sole discretion.

Notwithstanding the foregoing, the Participant may designate one or more beneficiaries of the Participant’s Option in the event of the Participant’s death on a beneficiary designation form provided by the Manager. Following the death of the Participant, the Option, to the extent provided in Section 8, may be exercised (a) by the person or persons designated under the deceased Participant’s beneficiary designation, or (b) in the absence of an effectively designated beneficiary, by the Participant’s legal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Participant.

SECTION 10. TERM OF OPTION.

The Option must be exercised no later than the Expiration Date or such earlier date as otherwise provided herein. After the Expiration Date or such earlier date, the Option shall be of no further force or effect and may not be exercised.

SECTION 11. RESTRICTION ON TRANSFER OF UNITS.

(a)General. The Participant shall not transfer, assign, encumber or otherwise dispose of any Units issued hereunder without the Manager’s written consent, which may be granted or withheld in its sole discretion.

(b)LLC Agreement. Units issued hereunder shall be subject to the transfer provisions of the LLC Agreement.

(c)Market Stand-Off. In connection with any underwritten public offering by the Company or the Company’s successor in an acquisition or otherwise (collectively, the “Successor Entity”) of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Successor Entity’s initial public offering, the Participant or any holder of the Units acquired under this Agreement shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Units acquired under this Agreement (or other equity securities of the Successor Entity) without the prior written consent of the Successor Entity or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Successor Entity or such underwriters. In no event, however, shall such period exceed 180 days. The Market Stand-Off shall in any event terminate two years after the date of the Successor Entity’s initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Successor Entity’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Units subject to the Market Stand-Off, or into which such Units thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Successor Entity may impose stop-transfer instructions with respect to the Units acquired under this Agreement until the end of the applicable stand-off period. The Successor Entity’s underwriters shall be beneficiaries of the agreement set forth in this Subsection (c). This

Subsection (c) shall not apply to Units registered in the public offering under the Securities Act, and the Participant shall be subject to this Subsection (c) only if the directors and officers of the Successor Entity are subject to similar arrangements.

(d)Securities Law Restrictions. Regardless of whether the issuance of Units hereunder have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Units (including the placement of appropriate legends on Unit certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

(e)Rights of the Company. The Company shall not be required to (i) transfer on its books any Units that have been sold or transferred in contravention of this Agreement or the LLC Agreement or (ii) treat as a Member of the Company or as the owner of Units, or otherwise to accord voting, distribution or liquidation rights to, any transferee to whom Units have been transferred in contravention of this Agreement or the LLC Agreement.

(f)Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 11 shall be conclusive and binding on the Participant and all other persons.

SECTION 12. COMPANY’S REPURCHASE RIGHT.

(a)Grant of Repurchase Right. The Company is hereby granted the right (the “Repurchase Right”), exercisable at any time (i) during the nine (9) month period following the Termination Date, or (ii) during the nine (9) month period following an exercise of the Option that occurs after the Termination Date, to repurchase all or any portion of any Units issued hereunder (the “Unit Repurchase Period”). The Company shall be entitled to exercise such Repurchase Right regardless of the reason for termination of the Participant’s Continuous Service.

(b)Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to each holder of the Units prior to the expiration of the Unit Repurchase Period. The notice shall indicate the number of Units to be repurchased and the date on which the repurchase is to be effected, such date to be not later than the last day of the Unit Repurchase Period. On the date on which the repurchase is to be effected, the Company and/or its assigns shall pay to the holder in cash or cash equivalents (including the cancellation of any purchase-money indebtedness) an amount equal to the Repurchase Price on the date on which the repurchase is to be effected of the Units which are to be repurchased from the holder. Upon such payment or deposit into escrow for the benefit of the holder, the Company and/or its assigns shall become the legal and beneficial owner of the Units being repurchased and all rights and interest thereon or related thereto, and the Company shall have the right to transfer to its own name or its assigns the number of Units being repurchased, without further action by the holder.

(c)Assignment. Whenever the Company shall have the right to purchase Units under this Repurchase Right, the Company may designate and assign one or more Employees,

Officers or Members of the Company or other persons or organizations, to exercise all or a part of the Company’s Repurchase Right.

(d)Termination of the Repurchase Right. The Repurchase Right shall terminate with respect to any Units for which it is not timely exercised and upon the effective date of a registration statement of the Company (or a successor entity the shares of which the Units are exchanged for or converted into) filed under the Securities Act of 1933, as amended, registering shares for sale to the public (“IPO”) or, if the Company (or a successor entity the shares of which the Units are exchanged for or converted into) mergers with or into a special purpose acquisition corporation the shares of which are publicly traded on an established securities market, upon the closing of such merger.

(e)Additional Units or Substituted Securities. In the event of an Incorporation or any Liquidity Event, any new, substituted or additional securities or other property which is by reason of any such transaction distributed with respect to the Units shall be immediately subject to the Repurchase Right, but only to the extent the Units are at the time covered by such right. The Repurchase Price for such securities shall be appropriately adjusted to take into account the terms of such Incorporation or Liquidity Event as determined by the Manager in its reasonable discretion.

(f)Repurchase Price. For purposes of this Agreement, the “Repurchase Price” with respect to a Unit shall be:

(i)In the case of a termination of Continuous Service for Cause, $0.

(ii)In the case of a termination of Continuous Service without Cause, the Fair Market Value of such Unit, taking into account the distribution provisions of the LLC Agreement and any applicable Profits Interest Threshold Amounts, and as determined by the Manager in its discretion.

SECTION 13. ADJUSTMENT OF OPTIONS AND UNITS.

In the event of any transaction described in Section 6(a) of the Plan, the number and kind of Units for which the Option is exercisable shall be adjusted as set forth in Section 6 of the Plan. In the event that the Company engages in a Liquidity Event as described in Section 6(c) of the Plan, the Option shall be subject to the agreement governing such Liquidity Event and the LLC Agreement.

SECTION 14. TAX CONSEQUENCES.

(a)The Participant may incur tax liability as a result of the Participant’s purchase or disposition of the Units. THE PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE UNITS.

(b)Notwithstanding the Company’s good faith determination of the Fair Market Value of the Units for purposes of determining the Exercise Price Per Unit of the Option as set forth in the Notice and the Company’s good faith determination that the Units constitute

“service recipient stock” under Section 409A of the Code, the taxing authorities may assert that the Fair Market Value of the Units on the Date of Award was greater than the Exercise Price Per Unit and/or that the Units do not constitute service recipient stock for purposes of Section 409A of the Code. Under Section 409A of the Code, if the Exercise Price Per Unit of the Option is less than the Fair Market Value of the Units on the Date of Award and/or that the Units do not constitute service recipient stock for purposes of Section 409A of the Code, the Option may be treated as a form of deferred compensation and the Participant may be subject to an acceleration of income recognition, an additional 20% tax (plus any additional state tax penalty), plus interest and possible penalties. The Company makes no representation that the Option will comply with Section 409A of the Code and makes no undertaking to prevent Section 409A of the Code from applying to the Option or to mitigate its effects on any deferrals or payments made in respect of the Option. The Participant is encouraged to consult a tax adviser regarding the potential impact of Section 409A of the Code.

SECTION 15. ENTIRE AGREEMENT; GOVERNING LAW.

The Notice, the Plan, this Agreement and the LLC Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. Nothing in the Notice, the Plan, the LLC Agreement and this Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan, the LLC Agreement and this Agreement are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Should any provision of the Notice, the Plan, the LLC Agreement or this Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

SECTION 16. CONSTRUCTION.

The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

SECTION 17. ADMINISTRATION AND INTERPRETATION.

Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Agreement shall be submitted by the Participant or by the Company to the Manager. The resolution of such question or dispute by the Manager shall be final and binding on all persons.

SECTION 18. VENUE.

The Company, the Participant, and the Participant’s assignees pursuant to Section 9 (the “Parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the United States District Court for the District of Northern California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of San Francisco) and that the Parties shall submit to the jurisdiction of such court. The Parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 18 shall for any reason be held invalid or unenforceable, it is the specific intent of the Parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

SECTION 19. NOTICES.

Any notice required by the terms of this Agreement shall be given in writing, which shall include electronic communications. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

SECTION 20. LIQUIDITY EVENT.

In the event of a Liquidity Event, which for purposes of clarification shall not include an IPO, and irrespective of whether the Option is Assumed or Replaced, the Option automatically shall become fully vested and exercisable immediately prior to the specified effective date of such Liquidity Event, for all of the Units at the time represented by the Option, provided that the Participant’s Continuous Service has not terminated prior to such date.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

PARTICIPANT:	CLNE PLASMAFLOW HOLDINGS, LLC

[●]	By:	[●]
	Title:	[●]

IN EXECUTING THIS AGREEMENT, THE PARTICIPANT ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN, THE NOTICE AND THE LLC AGREEMENT IN ADDITION TO THIS AGREEMENT AND REPRESENTS THAT HE OR SHE IS FAMILIAR WITH THE TERMS AND PROVISIONS THEREOF, AND HEREBY ACCEPTS THE AWARD SUBJECT TO ALL OF THE TERMS AND PROVISIONS HEREOF AND THEREOF. THE PARTICIPANT HAS REVIEWED THIS AGREEMENT, THE PLAN, THE LLC AGREEMENT AND THE NOTICE IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS AGREEMENT, AND FULLY UNDERSTANDS ALL PROVISIONS OF THIS AGREEMENT, THE LLC AGREEMENT, THE NOTICE AND THE PLAN. THE PARTICIPANT HEREBY AGREES THAT ALL QUESTIONS OF INTERPRETATION AND ADMINISTRATION RELATING TO THIS AGREEMENT, THE NOTICE, THE PLAN AND THE LLC AGREEMENT SHALL BE RESOLVED BY THE MANAGER.